UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2018

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110	92121
San Diego, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.425) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increases and Payment of Bonuses to Named Executive Officers

On January 24, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Ligand Pharmaceuticals Incorporated (the “Company”) approved base salary increases for 2018 and cash bonus payments for the 2017 fiscal year to be paid to the Company’s named executive officers. Bonus payments were based on the Committee’s evaluation of performance goals for 2017. Such goals related to the achievement of certain corporate organizational and infrastructure objectives and the advancement of the Company’s business and clinical development programs.

The 2018 base salaries and 2017 bonuses to be paid to each named executive officer are as follows:

Name and title	2018 Base Salary	2017 Bonus
John L. Higgins, Chief Executive Officer	$628,300	$580,491
Matthew W. Foehr, President and Chief Operating Officer	$460,000	$295,256
Matthew Korenberg, Executive Vice President, Finance and Chief Financial Officer	$430,000	$272,063
Charles S. Berkman, Senior Vice President, General Counsel and Secretary	$405,000	$174,150

The Committee also approved a promotion for Mr. Korenberg to “Executive Vice President, Finance and Chief Financial Officer” and for Mr. Berkman to “Senior Vice President, General Counsel and Secretary.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: January 29, 2018	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Senior Vice President, General Counsel and Secretary